EXHIBIT 99.906.CERT

CERTIFICATION PERSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Jeffrey K. Ringdahl and Sonia L. Bates, respectively, the President and Chief Accounting Officer and Treasurer of the American Beacon Select Funds (the “Registrant”), each certify to the best of his or her knowledge and belief that:

1. The Registrant’s periodic report on Form N-CSRS for the period covered by the Report (the “Form N-CSRS”) fully complies with the requirements of Sections 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. The information contained in such Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 1, 2023

/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
President
American Beacon Select Funds

/s/ Sonia L. Bates
Sonia L. Bates
Chief Accounting Officer and Treasurer
American Beacon Select Funds

This certification is being furnished pursuant to the requirements of Form N-CSRS and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, and shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to American Beacon Select Funds and will be retained by American Beacon Select Funds and furnished to the U.S. Securities and Exchange Commission or its staff upon request.